Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Capitalized terms used but not defined in this Exhibit 99.1 have the meanings ascribed to them in the Current Report on Form 8-K (the “Form 8-K”) filed with the Securities and Exchange Commission (the “SEC”) on June 23, 2021 and, if not defined in the Form 8-K, the final prospectus and definitive proxy statement (the “proxy statement/prospectus”) filed with the SEC on May 28, 2021.

The following unaudited pro forma condensed combined financial information is provided to aid you in your analysis of the financial aspects of the recently completed Business Combination, the PIPE Investment and the transactions contemplated by the HEC Forward Purchase Agreement.

The following unaudited pro forma condensed combined balance sheet as of March 31, 2021 combines the historical unaudited condensed consolidated balance sheet of HEC as of March 31, 2021 with the historical unaudited condensed consolidated balance sheet of Old Talkspace as of March 31, 2021, giving effect to the Business Combination, the PIPE Investment with an aggregate commitment amount of $300.0 million and the transactions contemplated by the HEC Forward Purchase Agreement, as if they had been consummated as of that date.

The following unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 and for the year ended December 31, 2020 combine the historical condensed consolidated statement of operations of HEC and the historical consolidated statement of operations of Old Talkspace for such periods on a pro forma basis as if the Business Combination, the PIPE Investment and the transactions contemplated by the HEC Forward Purchase Agreement had been consummated on January 1, 2020, the beginning of the earliest period presented.

The historical financial statements have been adjusted in the unaudited pro forma condensed combined financial statements to give pro forma effect to events that are: (i) directly attributable to the Business Combination, the PIPE Investment and the transactions contemplated by the HEC Forward Purchase Agreement, (ii) factually supportable, and (iii) with respect to the statements of operations, expected to have a continuing impact on the results of operations of the combined company.

The unaudited pro forma condensed combined financial statements have been developed from and should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial statements;

•

the (i) historical audited financial statements of HEC as of December 31, 2020 (As Restated) and for the period from February 6, 2020 (inception) through December 31, 2020 (As Restated) and (ii) historical unaudited condensed consolidated financial statements of HEC as of and for the three months ended March 31, 2021 and, in each case, the related notes included elsewhere in the proxy statement/prospectus;

•

the (i) historical audited consolidated financial statements of Old Talkspace as of and for the year ended December 31, 2020 and (ii) historical unaudited condensed consolidated financial statements of Old Talkspace as of and for the three months ended March 31, 2021 and, in each case, the related notes included elsewhere in the proxy statement/prospectus; and

•

the sections entitled “HEC’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Talkspace’s Management’s Discussion and Analysis of Financial Condition and Results of Operation” and other financial information relating to HEC and Old Talkspace contained in the proxy statement/prospectus.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of March 31, 2021

(in thousands, except share and per share data)

	As of March 31, 2021		Actual Redemptions into Cash
	(A) HEC	(B) Old Talkspace	Pro-Forma Adjustments			Pro-Forma Combined
Assets
Current assets:
Cash and cash equivalents	$377	$9,772	$124,944	(6a	)	$263,652
			(22,100)	(6b	)
			300,000	(6c	)
			(199,341)	(6l	)
			50,000	(6f	)
Accounts receivable	—	7,580	—			7,580
Other current assets	151	2,766	—			2,917

Total Current assets	528	20,118	253,503			274,149
Property and equipment, net	—	472	—			472
Deferred issuance cost	—	3,440	(3,440)	(6b	)	—
Intangible assets, net	—	4,755				4,755
Goodwill	—	6,134	—			6,134
Cash and marketable securities held in trust account	414,276	—	(124,944)	(6a	)	—
			(14,490)	(6d	)	—
			(15,030)	(6e	)
			(259,812)	(6j	)	—

Total assets	$414,804	$34,919	$(164,213)			$285,510

Liabilities, Convertible Preferred Stock, and Stockholders’ Equity (Deficit)
Current liabilities
Accounts payable	$—	$16,830	$—			$16,830
Deferred revenues	—	8,050	—			8,050
Income taxes payable	10	—	—			10
Accrued expenses and other current liabilities	1,592	7,958	(609)	(6h	)	8,941

Total current liabilities	1,602	32,838	(609)			33,831
FPA liability	1,650	—	(1,650)	(6f	)	—
Warrant liability	45,126	—	(30,015)	(6m	)	15,111
Deferred underwriting fee payable	14,490	—	(14,490)	(6d	)	—

Total liabilities	$62,868	$32,838	$(46,764)			$48,942

Old Talkspace convertible preferred stock (Series Seed, Seed-1, Seed-2, A, B, C and D) of 0.001 par value – Authorized: 84,389,164 shares at March 31, 2021; Issued and outstanding: 83,395,815 shares at March 31, 2021	—	111,282	(111,282)	(6g	)	—
HEC’s Class A common stock subject to possible redemption, 34,693,585 shares at $10.00 per share redemption value	346,936	—	(346,936)	(6j	)	—

	As of March 31, 2021		Actual Redemptions into Cash
	(A) HEC	(B) Old Talkspace	Pro-Forma Adjustments			Pro-Forma Combined
Stockholders’ equity (deficit):
Old Talkspace common stock of 0.001 par value – Authorized: 114,092,838 shares at March 31, 2021; Issued and outstanding: 12,430,874 shares at March 31, 2021	—	$12	(12)	(6k	)	—
HEC Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	—		—
HEC’s Class A common stock, $0.0001 par value; 380,000,000 shares authorized; 6,706,415 shares issued and outstanding (excluding 34,693,585 shares subject to possible redemption)	1	—	(1)	(6j	)	—
HEC’s Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 10,350,000 shares issued and outstanding	1	—	(1)	(6i	)	—
Talkspace, Inc. common stock, $0.0001	—	—	8	(6g	)	17
			1	(6i	)
			3	(6f	)
			1	(6j	)
			3	(6c	)
			1	(6k	)
Additional paid-in capital	21,873	12,313	111,274	(6g	)	376,472
			609	(6h	)
			87,124	(6j	)
			(24,020)	(6b	)
			299,997	(6c	)
			(199,341)	(6l	)
			(15,030)	(6e	)
			51,647	(6f	)
			11	(6k	)
			30,015	(6m	)
Accumulated deficit	(16,875)	(121,526)	(1,520)	(6b	)	(139,921)

Total stockholders’ equity (deficit)	5,000	(109,201)	340,769			236,568

Total liabilities, convertible preferred stock and stockholders’ equity (deficit)	$414,804	$34,919	$(164,213)			$285,510

See accompanying notes to the unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Statements of Operations

For the Three Months Ended March 31, 2021

(in thousands, except share and per share amounts)

	Three Months Ended March 31, 2021		Actual Redemptions into Cash
	(A) HEC	(B) Old Talkspace	Pro-Forma Adjustments			Pro-Forma Combined
Revenues	$—	$27,157	$—			$27,157
Cost of Revenues:	—	9,814	—			9,814

Gross profit	—	17,343	—			17,343
Operating Expenses
Research and development	—	2,964	—			2,964
Clinical operations	—	2,077	—			2,077
Sales and marketing	—	22,251	—			22,251
General and administrative	728	2,608	(728)	(7a	)	2,608

Total operating expenses	728	29,900	(728)			29,900

Operating income (loss)	(728)	(12,557)	728			(12,557)
Other income (expense):
Change in fair value of warrants	8,467	(165)	165	(7b	)	8,467
Change in fair value of FPA	2,575	—	(2,575)	(7c	)	—
Interest earned on marketable securities held in trust account	47	—	(47)	(7d	)	—
Other financial expenses	—	(8)	—			(8)

Income (loss) before taxes on income	10,361	(12,730)	(1,729)			(4,098)
Taxes on income	—	8	—			8

Net Income (loss)	$10,361	$(12,738)	$(1,729)			$(4,106)
Other comprehensive income (loss)	—	—	—			—

Comprehensive income (loss)	10,361	(12,738)	(1,729)			(4,106)

Basic and diluted net income per share of HEC’s Class A common stock	$0.27
Basic and diluted net loss per common share		$(1.05)
Net loss per share (1)						$(0.02)
Weighted average Class A common stock of HEC	41,400,000
Weighted average common shares outstanding of Old Talkspace		12,134,482
Weighted average shares outstanding on a fully diluted exercise basis				(7e	)	167,138,491

(1)	Calculated based on weighted average shares outstanding on a fully diluted net exercise basis

Unaudited Pro Forma Condensed Combined Statements of Operations

For the Year Ended December 31, 2020

(in thousands, except share and per share amounts)

	For the Period from February 6, 2020 (inception) to December 31, 2020	Year Ended December 31, 2020	Actual Redemptions into Cash
	(C) HEC (restated)	(D) Old Talkspace	Pro-Forma Adjustments			Pro-Forma Combined
Revenues	$—	$76,190	$—			$76,190
Cost of Revenues	—	26,353	—			26,353

Gross profit	—	49,837	—			49,837
Operating Expenses
Research and development	—	9,583	—			9,583
Clinical operations	—	4,332	—			4,332
Sales and marketing	—	47,705	—			47,705
General and Administrative	1,776	10,199	(1,776)	(7a	)	11,719
			1,520	(6b	)

Total operating expenses	1,776	71,819	(256)			73,339

Operating loss	(1,776)	(21,982)	256			(23,502)
Other income (expense):
Change in fair value of warrants	(18,896)	(346)	346	(7b	)	(18,896)
Change in fair value of FPA	(3,875)	—	3,875	(7c	)	—
Compensation expense in connection with issuance of Private Placement Warrants	(1,234)	—	—			(1,234)
Initial classification of FPA	(350)	—	—			(350)
Transaction costs attributable to Warrants	(1,323)	—	—			(1,323)
Interest earned on marketable securities Held in trust account	228	—	(228)	(7d	)	—
Other financial expenses	—	(18)	—			(18)

Income (loss) before taxes on income	(27,226)	(22,346)	4,249			(45,323)
Taxes on income	10	24	—			34

Net Income (loss)	$(27,236)	$(22,370)	$4,249			$(45,357)

Other comprehensive income (loss)	—	—	—			—
Comprehensive income (loss)	(27,236)	(22,370)	4,249			(45,357)
Basic and diluted net loss per share of HEC’s Class A common stock	$0.00
Basic and diluted net loss per common share		$1.90
Net loss per share (1)						$0.27
Weighted average Class A common stock of HEC	41,400,000
Weighted average common shares outstanding of Old Talkspace		11,779,604
Weighted average shares outstanding on a fully diluted exercise basis				(7e	)	167,138,491

(1)	Calculated based on weighted average shares outstanding on a fully diluted net exercise basis

See accompanying notes to the unaudited pro forma condensed combined financial information.

Notes to Unaudited Pro Forma Condensed Combined Financial Information

1. Description of the Merger

On January 12, 2021, HEC entered into the Merger Agreement with Old Talkspace, First Merger Sub and Second Merger Sub pursuant to which (i) First Merger Sub merged with and into Old Talkspace, with Old Talkspace being the surviving company in the merger (the “First Merger”) and (ii) immediately following the First Merger and as part of the same overall transaction as the First Merger, Old Talkspace merged with and into Second Merger Sub, with Second Merger Sub surviving the merger as a wholly owned subsidiary of HEC (the “Second Merger”). As a result of the First Merger, HEC owned 100% of the outstanding Old Talkspace common stock as the surviving corporation in the First Merger and each outstanding share of Old Talkspace common stock and Old Talkspace preferred stock (other than treasury shares or shares owned by HEC, First Merger Sub or Old Talkspace) were cancelled and converted into the right to receive the merger consideration in accordance with the Merger Agreement. Following the Second Merger, HEC owned 100% of the outstanding interests of Second Merger Sub. Following the Closing, HEC owned, directly or indirectly, all of the outstanding equity interests of the surviving company and the stockholders of Old Talkspace owned a portion of HEC’s Class A common stock. In connection with the Business Combination, HEC changed its name to “Talkspace, Inc.”

Old Talkspace affected the below steps set forth in the Merger Agreement (referring as “Pre-Closing Restructuring Plan”):

•	All outstanding Old Talkspace convertible preferred stock was treated as having converted into a number of shares of Old Talkspace common stock on a 1:1 basis.

•	All outstanding Old Talkspace warrants converted into shares of Old Talkspace common stock.

As a result of and upon the Closing , among other things, all shares of Old Talkspace’s Common Stock, par value $0.001 per share (the “Old Talkspace Common Stock”), all shares of Old Talkspace’s Series Seed Preferred Stock, par value $0.001 per share, Series Seed-1 Preferred Stock, par value $0.001 per share, Series Seed-2 Preferred Stock, par value $0.001 per share, Series A Preferred Stock, par value $0.001 per share, Series B Preferred Stock, par value $0.001 per share, Series C Preferred Stock, par value $0.001 per share and Series D Preferred Stock, par value $0.001 per share (collectively, the “Old Talkspace Preferred Stock” and, together with the Old Talkspace Common Stock, the “Old Talkspace Capital Stock”) and all vested options exercisable for Old Talkspace Common Stock (“Old Talkspace Vested Options”) outstanding as of immediately prior to Closing were cancelled or assumed, as applicable, and converted into the right to receive, at the election of the holders thereof, a number of shares of Talkspace, Inc.’s Common Stock, par value $0.0001 per share (the “Talkspace common stock”) (or, with respect to holders of Old Talkspace Vested Options, a number of vested options exercisable for Talkspace common stock “Talkspace Vested Options”) or a combination of shares of Talkspace common stock and cash (or, with respect to holders of Old Talkspace Vested Options, a combination of Talkspace Vested Options and cash), in each case, as adjusted pursuant to the Merger Agreement, which, in the aggregate with the unvested options exercisable for Old Talkspace Common Stock assumed by Talkspace and converted into unvested options exercisable for Talkspace common stock, equaled in the aggregate approximately $199.3 million in cash and 109,461,534 shares of Talkspace common stock (at a deemed value of $10.00 per share).

Concurrently with the execution of the Merger Agreement, HEC entered into Subscription Agreements with the PIPE Investors. At Closing, the PIPE Investors collectively subscribed for 30,000,000 shares of HEC common stock for an aggregate purchase price equal to $300.0 million.

In addition, in connection with the execution of the Merger Agreement, HEC entered into an amendment to the forward purchase agreement (as amended, the “HEC Forward Purchase Agreement”) with HEC Master Fund LP, a Delaware limited partnership and affiliate of the Sponsor (“HEC Fund”), dated June 8, 2020. At Closing, pursuant to the HEC Forward Purchase Agreement, HEC Fund purchased 5,000,000 forward purchase units, consisting of one share of HEC’s Class A common stock and one-half of one warrant to purchase one share of HEC’s Class A common stock, for $10.00 per unit, or an aggregate amount of $50.0 million.

2. Basis of Presentation

The accompanying unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of SEC Regulation S-X. The unaudited pro forma condensed combined balance sheet as of March 31, 2021 was prepared using the historical audited condensed consolidated balance sheets of HEC and Old Talkspace as of March 31, 2021 and gives effect to the Business Combination, the PIPE Investment and the transactions contemplated by the HEC Forward Purchase Agreement as if they occurred on March 31, 2021. The unaudited pro forma condensed combined statement of operations for the three months ended March 31, 2021 combines the historical unaudited condensed consolidated statement of operations of HEC for the three months ended March 31, 2021 and the historical unaudited condensed consolidated statement of comprehensive loss of Old Talkspace for the three months ended March 31, 2021 and give effect to the Business Combination, the PIPE Investment and the transactions contemplated by the HEC Forward Purchase Agreement as if they occurred on January 1, 2020. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2020 combines the historical audited condensed statement of operations of HEC for the period from February 6, 2020 (inception) to December 31, 2020 and the historical audited condensed consolidated statement of comprehensive loss of Old Talkspace for the year ended December 31, 2020 and give effect to the Business Combination, the PIPE Investment and the transactions contemplated by the HEC Forward Purchase Agreement as if they occurred on January 1, 2020.

The unaudited pro forma condensed combined financial information was derived from and should be read in conjunction with the following historical financial statements and the accompanying notes, which are included elsewhere in the proxy statement/prospectus:

•	the historical unaudited condensed consolidated financial statements of HEC as of and for the three months ended March 31, 2021;

•	the historical audited financial statements of HEC as of December 31, 2020 (As Restated) and for the period from February 6, 2020 (inception) to December 31, 2020 (As Restated);

•	the historical audited consolidated financial statements of Old Talkspace for the year ended December 31, 2020; and

•	the historical unaudited condensed financial statements of Old Talkspace as of and for the three months ended March 31, 2021.

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience. HEC and Old Talkspace have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The unaudited pro forma condensed combined financial information has been prepared using actual redemptions of 25,968,043 shares of HEC’s Class A common stock for an aggregate redemption payment of $259.8 million out of the trust account on the closing date of the Business Combination.

3. Items Not Included in the Unaudited Pro Forma Condensed Combined Financial Statements

The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings or cost savings that may be associated with the Business Combination.

4. Accounting for the Merger

The Business Combination will be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, HEC will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Business Combination will be treated as the equivalent of Old Talkspace issuing stock for the net assets of HEC, accompanied by a recapitalization. The net assets of HEC will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Business Combination will be presented as those of Old Talkspace. See the accounting treatment discussed elsewhere in the proxy statement/prospectus.

5. Shares of Talkspace Common Stock

Talkspace issued 109,461,534 shares of Talkspace common stock (inclusive of 17,987,755 shares of Talkspace common stock underlying Talkspace options on a cash exercise basis) in the Business Combination and paid an aggregate of $199.3 million of cash to those holders of Old Talkspace Capital Stock and Old Talkspace Vested Options eligible to make a cash election on a pro rata basis, which was determined based on the exchange ratio as follows:

Exchange Ratio	1.134140
Shares of Talkspace common stock issued to holders of Old Talkspace Capital Stock	91,473,779
Shares of Talkspace common stock issued to holders of Old Talkspace options (on a cash exercise basis) outstanding prior to the Closing	17,987,755
Cash consideration paid in respect of Old Talkspace Capital Stock and Old Talkspace Vested Options	$199,341,839.48

6. Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of March 31, 2021

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 has been prepared to illustrate the effect of the Business Combination and has been prepared for informational purposes only.

The unaudited pro forma condensed combined balance sheet as of March 31, 2021 includes pro forma adjustments that are: (i) directly attributable to the Business Combination, the PIPE Investment and the transactions contemplated by the HEC Forward Purchase Agreement, and (ii) factually supportable. HEC and Old Talkspace did not have any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma notes and adjustments, included in the unaudited pro forma condensed combined balance sheet as of March 31, 2021, are as follows:

Pro forma notes

(A)	Derived from the unaudited condensed consolidated balance sheet of HEC as of March 31, 2021.

(B)	Derived from the unaudited condensed consolidated balance sheet of Old Talkspace as of March 31, 2021.

Pro forma adjustments

(a)	To reflect the release of $124.9 million of cash from the cash and cash equivalents held in the trust account after adjustment for the payment of transaction-related fees.

(b)

To reflect Old Talkspace’s payment of $19.5 million for advisory fees, $5.7 million of legal fees, and $0.3 million of accounting and auditing fees and other professional fees related to the Business Combination. An amount of $24 million is recognized as decrease of additional paid in capital as this is the amount attributed to the issuance of the shares and $1.5 million is recognized as G&A expenses as this is the amount attributed to the issuance of warrants.

(c)

To reflect the issuance and sale of 30,000,000 shares of Talkspace common stock to the PIPE investors pursuant to subscription agreements for an aggregate commitment amount of $300.0 million concurrent with the Closing.

(d)	To reflect the settlement of $14.5 million of deferred underwriters’ fees incurred during HEC’s IPO paid at the Closing.

(e)	To reflect HEC’s payment for $15 million of professional fees and other transaction costs related to the Business Combination and the PIPE Investment.

(f)	To reflect $50.0 million received pursuant to the HEC Forward Purchase Agreement.

(g)

To reflect the conversion, on a one to one basis, of all outstanding shares of Old Talkspace’s preferred stock, with a carrying amount of $111 million, into 83,395,815 shares of Old Talkspace common stock as a part of the Pre-Closing Restructuring Plan. Old Talkspace’s preferred stock outstanding shares are comprised of the following:

Preferred Stock classes	Shares
Seed Preferred Stock	3,434,999
Seed-1 Preferred Stock	7,812,248
Seed-2 Preferred Stock	3,311,260
Series A Preferred Stock	16,014,920
Series B Preferred Stock	14,405,065
Series C Preferred Stock	19,761,349
Series D Preferred Stock	18,655,974

Total Preferred Stock issued and outstanding	83,395,815

(h)	To reflect the conversion of liability-classified warrants into an aggregate of 98,871 shares of Talkspace common stock upon the Closing.

(i)	To reflect the automatic conversion of all issued and outstanding shares of HEC Class B common stock into an aggregate of 7,245,000 shares of Old Talkspace common stock upon the Closing.

(j)

To reflect the redemption of 25,968,043 shares of HEC Class A common stock for an aggregate redemption payment of $259.8 million and the transfer of $87 million of remaining HEC Class A common stock to permanent equity.

(k)	To reflect the recapitalization of Old Talkspace through the contribution of all the share capital of Old Talkspace to Talkspace.

(l)	To reflect an aggregate of $199.3 million of cash consideration to those holders of Old Talkspace Capital Stock and Old Talkspace Vested Options eligible to make a cash election on a pro rata basis.

(m)	To reflect the reclassification of HEC public warrants into equity

7. Adjustments to Unaudited Pro Forma Condensed Combined Statements of Operations for the Three Months Ended March 31, 2021 and the Year Ended December 31, 2020

The unaudited pro forma condensed combined statements of operations include pro forma adjustments that are: (i) directly attributable to the transactions described above, (ii) factually supportable, and (iii) expected to have a continuing impact on the results of the post-combination company, Talkspace. HEC and Old Talkspace did not have any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies. HEC recognized $562,643 of transaction costs during the three months ended March 31, 2021 and $1.4 million of transaction costs during the period from February 6, 2020 (inception) through December 31, 2020. Old Talkspace recognized $2.7 million of transaction costs during the three months ended March 31, 2021 and $0.7 million during the year ended December 31, 2020.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined statements of operations are based upon the number of shares of Talkspace common stock outstanding at the Closing, assuming the Closing occurred on January 1, 2020. As the unaudited pro forma condensed combined statements of operations are in a loss position, anti-dilutive instruments were not included in the calculation of diluted weighted average number of common shares outstanding.

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro forma notes

(A)	Derived from the unaudited condensed consolidated statement of operations of HEC for the three months ended March 31, 2021.

(B)	Derived from the unaudited condensed consolidated statement of comprehensive loss of Old Talkspace for the three months ended March 31, 2021.

(C)	Derived from the audited statement of operations of HEC for the period from inception through December 31, 2020 (As Restated).

(D)	Derived from the audited condensed consolidated statement of comprehensive loss of Old Talkspace for the year ended December 31, 2020.

Pro forma adjustments

(a)	To reflect an adjustment to eliminate $1.8 million for administrative and support services to the Sponsor that terminates upon the Closing.

(b)

To reflect an adjustment to eliminate the impact of the change in the fair value of warrant liability for warrants issued by Old Talkspace as it is assumed that all warrants would have been exercised for Old Talkspace common stock pursuant to the Merger Agreement. As a result, such warrants would no longer be subject to fair value accounting following the assumed closing of the Business Combination on January 1, 2020.

(c)	To reflect an adjustment to eliminate the impact of the change in the fair value of FPA liability issued by HEC for the period from inception through December 31, 2020.

(d)	To reflect an adjustment to eliminate interest income on cash and marketable securities held in the trust account as of the beginning of the period.

(e)

As the Business Combination, the PIPE Investment and the transactions contemplated by the HEC Forward Purchase Agreement are being reflected as if they had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination, the PIPE Investment and the transactions contemplated by the HEC Forward Purchase Agreement have been outstanding for the entirety of the period presented. The 25,968,043 shares redeemed by HEC’s public shareholders have been retroactively adjusted to eliminate such shares for the entire period. Weighted average common shares outstanding on a fully diluted net exercise basis—for the three months ended March 31, 2021 and year ended December 31, 2020 is calculated as follows:

Weighted average shares calculation
Shares held by public shareholders	15,431,957
Issuance pursuant to the HEC Forward Purchase Agreement	5,000,000
Founder shares (excluding shares subject to vesting)	7,245,000
Issuance of Talkspace common stock in connection with closing of the PIPE Investment	30,000,000
Issuance of Talkspace common stock to holders of Old Talkspace Capital Stock and options in connection with the Business Combination	109,461,534

Weighted average shares outstanding on a fully diluted net exercise basis	167,138,491